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                                                                   Exhibit 10.12



                   SCHWITZER U.S. INC. PHANTOM STOCK AGREEMENT


     THIS AGREEMENT is dated as of October 18, 1994, and is between Schwitzer U.S. Inc., a Delaware corporation (the "Company"), and Gary G. Dillon ("Executive").

1.   PURPOSE

     The purpose of this Phantom Stock Agreement (the "Agreement") is to provide deferred compensation to the Executive. Such deferred compensation shall be based upon the award of Phantom Stock Units, the value of which is related to the appreciation in the value of the common stock of the Company. The Agreement is also intended to benefit the Company by creating incentives to the Executive.

2.   ADMINISTRATION

     The Agreement shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee shall have authority to interpret the Agreement, to adopt and revise rules and regulations relating to the Agreement and to make any other determinations that it believes necessary or advisable for the administration of the Agreement. Determinations by the Committee shall be made by majority vote and shall be final and binding on all parties with respect to all matters relating to the Agreement.

3.   AWARD

     The Executive shall be awarded 75,000 Phantom Stock Units.

4.   PHANTOM STOCK UNITS

     The Phantom Stock Units shall be credited to a Phantom Stock Unit Account (the "Account") established and maintained for the Executive. The Account of the Executive shall be the record of Phantom Stock Units awarded to him under the Agreement, is solely for accounting purposes and shall not require a segregation of any Company assets. Each Phantom Stock Unit shall be valued by the Committee, in the manner provided in Section 7, as of the date of this award. The value of such Phantom Stock Units as of the date of award is $9.50 per share.

5.   VESTING OF PHANTOM STOCK UNITS

     Phantom Stock Units awarded to the Executive shall vest and become fully payable on October 18, 1997, the third anniversary of the date of this Agreement.

6.   PAYMENT FOR PHANTOM STOCK UNITS

     (a) Upon the termination of the Executive's employment with the Company for any reason on or after October 18, 1997, the Executive shall be entitled to receive from the


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Company an amount, with respect to each Phantom Stock Unit in the Executive's
Account, determined as follows: (i) the value (as determined by the Committee pursuant to Section 7) of each Phantom Stock Unit in the Executive's Account as of the date of termination of his employment with the Company; (ii) reduced by the value (as specified in Section 4) of such Phantom Stock Unit as of the date of award to the Executive.

     (b) Payment to the Executive of the amount set forth in paragraph (a) next above for Phantom Stock Units shall be made in cash in a lump sum. Payment will be made within thirty (30) days after the date of termination of the Executive's employment with the Company.

7.   VALUATION OF PHANTOM STOCK UNITS

     (a) The value of a Phantom Stock Unit on the date of the Executive's termination of employment pursuant to Section 6 will be an amount equal to the greater of: (i) such amount as shall be determined, as of the applicable date, by the Committee in its sole discretion; and (ii) the closing price of the Company's Common Stock on a recognized stock exchange, as of the applicable date.

8.   FORFEITURE OF PHANTOM STOCK UNITS

     If the Executive's employment with the Company is terminated for any reason prior to October 18, 1997, the Executive's rights with respect to Phantom Stock Units will terminate and be forfeited and neither the Executive nor his heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Phantom Stock Units.

9.   CHANGES IN CAPITAL OR CORPORATE STRUCTURE AND CHANGE IN CONTROL

     In the event of any change in the outstanding shares of common stock of the Company by reason of an issuance of additional shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee shall proportionately adjust, in an equitable manner, the number of Phantom Stock Units held by the Executive under this Agreement. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock of the Company and the increase in value of each Phantom Stock Unit awarded hereunder to remain unchanged as a result of the applicable transaction.

     In the event of a Change in Control of the Company the Committee, in its sole discretion, may accelerate the vesting of each Phantom Stock Unit. If the Committee does not accelerate the vesting of each Phantom Stock Unit, then each Phantom Stock Unit shall be exchanged in a manner that will cause the relationship between the aggregate appreciation in outstanding common stock of the Company and the increase in value of each Phantom Stock Unit awarded hereunder to remain unchanged as a result of the applicable transaction.


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     For purposes of this Agreement, a "Change in Control" means: a change in the beneficial ownership of the Company's Common Stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes a beneficial owner, directly or indirectly, of Common Stock of the Company representing twenty percent (20%) or more of the total voting power of the Company's then outstanding Common Stock; or

     (b) a tender offer is made for the Company's Common Stock, which has not been approved by the Company's Board of Directors, and the person making the offer owns or has accepted for payment Common Stock of the Company representing thirty percent (30%) or more of the total voting power of the Company's Common Stock.

10.  NONTRANSFERABILITY

     Phantom Stock units awarded under this Agreement, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of the Executive's death, payment of any amount due under this Agreement shall be made to the duly appointed and qualified executor or other personal representative of the Executive to be distributed in accordance with the Executive's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Executive, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased Executive's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

11.  WITHHOLDING

     The Company shall have the right to deduct from all amounts paid pursuant to this Agreement any taxes required by law to be withheld with respect to such awards.

12.  VOTING AND DIVIDEND RIGHTS

     Except as provided under Section 9, the Executive shall not be entitled to any voting rights, to receive any dividends, or to have his Account credited or increased as a result of any dividends or other distribution with respect to the Common Stock of the Company.

13.  MISCELLANEOUS PROVISIONS

     (a) Neither the Agreement nor any action taken hereunder shall be construed as giving the Executive any right to be retained in the employ of the Company.

     (b) The Agreement shall at all times be entirely unfunded and no provisions shall at any time be made with respect to segregating assets of the Company for payment of any


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benefits hereunder.  The Executive shall not have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Agreement and shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Agreement.

14.  AMENDMENT OF THE AGREEMENT

     The Board of Directors of the Company may alter or amend this Agreement from time to time by written agreement with the Executive. No amendment to this Agreement may alter, impair or reduce the number of Phantom Stock Units awarded under the Agreement prior to the effective date of such amendment without the written consent of the Executive.

     WITNESS the due execution hereof as of the date first above written.

                                        SCHWITZER U.S. INC.



                                        By:        /s/ J. Richard Hull
                                           ------------------------------------
                                                      J. Richard Hull
                                                   Chairman, Compensation
                                                   Committee of the Board
                                                of Directors of Schwitzer, Inc.


                                                 /s/ Gary G. Dillon
                                        ----------------------------------------
                                                     Gary G. Dillon


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